UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2012

SMG INDIUM RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Ave., 16th Floor New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 984-0635

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 16, 2012, SMG Indium Resources, Ltd. (the “Company”) entered into an Unconditional Sale and Purchase Agreement (“USPA”) to conduct a lending transaction. Pursuant to the USPA, the Company has agreed to sell 1,500 kilograms of 99.998% purity indium at a fixed price. Upon receipt of the purchase price, such indium will be delivered to the buyer. Further, the buyer agreed to sell back to the Company such 1,500 kilograms of indium (or indium equivalent) on a certain date and at a fixed price, with such price being an undisclosed discount per kilogram from the price the Company originally sold the indium to the same buyer. The gain from this lending transaction will be used to offset operating expenses. A typical USPA is more fully described in the Company’s reports filed with the Securities and Exchange Commission, which are available on the Company’s website, www.smg-indium.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2012	SMG Indium RESOURCES LTD.

	By:	/s/Alan C. Benjamin
Name: Alan C. Benjamin Title: Chief Executive Officer